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                                                                     Exhibit 5.1


                                  May 17, 2002

Warren Bancorp, Inc.
10 Main Street
Peabody, MA 01960

Ladies and Gentlemen:

This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 360,000 shares (the "Shares") of common stock, par value $.10 per share ("Common Stock"), of Warren Bancorp, Inc., a Massachusetts corporation (the "Company"), pursuant to the Company's 2002 Stock Option and Incentive Plan (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, we have examined the Articles of Organization and the Bylaws of the Company, each as amended; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement"), the Plan, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the certificates representing the Shares will be signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that that no options or other awards will be granted under the Plan with exercise or purchase prices below the par value of the Shares, no adjustment to the exercise price of any option or purchase price of any award will result in a reduction of the price per Share issuable thereunder to a price below the par value of the Shares at the time of exercise or purchase and that the consideration received by the Company for each of the Shares delivered pursuant to the Plan will be in an amount at least equal to the par value thereof.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company, and, when such Shares are issued, delivered and paid for upon

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exercise of options or stock purchase rights duly granted under the terms and conditions of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                                             Very truly yours,

                                             /s/ GOODWIN PROCTER LLP

                                             GOODWIN PROCTER LLP